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                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-87588, 333-67040, 333-51540, 333-82219, 333-05005,
333-01337, 33-64105, 33-53661, 33-53409, 33-52379 and 33-50985) and Forms S-8
(File Nos. 333-61930, 333-51112,333-48254, 333-48246, 333-82207, 333-64479,
333-33881, 333-18169, 33-62309, 33-62303, 33-55511, 33-55509, 33-55272,
33-55270, 33-52253, 33-51114, 33-53788, 33-51052, 33-50151, 33-50147, 33-49783
and 33-36571) of our report dated February 4, 2003 with respect to the consolidated financial statements of HCA Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

Nashville, Tennessee
March 27, 2003                                                Ernst & Young LLP